Exhibit 10.1

AMENDMENT TO SUBLEASE

THIS AMENDMENT TO SUBLEASE (“Amendment”) is entered into as of October 30, 2023 (the “Amendment Effective Date”), by and between TURO INC., a Delaware corporation (“Sublessor”), and AUGMEDIX OPERATING CORP., a Delaware corporation (“Sublessee”) with reference to the following facts:

A.	Sublessor and Sublessee are parties to that certain Sublease dated as of December 15, 2020 (the “Original Sublease”), pursuant to which Sublessor subleases to Sublessee space containing approximately 12,936 rentable square feet (the “Subleased Premises”) on the thirteen (13th) floor (Suite 1300) of the building located at 111 Sutter Street, San Francisco, California. The Original Sublease, as amended hereby, may be referred to herein as the “Sublease”.

B.	Sublessor and Sublessee desire to enter into this Amendment to extend the Term and to provide for certain other matters, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1. Extension of Term. The Term is extended until January 31, 2027 (the “Sublease Expiration Date”), unless earlier terminated as set forth in the Sublease.

2. Base Rent for Subleased Premises. From and after the Amendment Commencement Date (as hereinafter defined) and for the remainder of the Term, Sublessee shall pay Sublessor monthly installments of Base Rent for the Subleased Premises as follows:

Period	Annual Rent Per Rentable Square Foot	Annual Rent	Monthly Rent
Amendment Commencement Date to October 31, 2024	$57.00	$737,352.00	$61,446.00
November 1, 2024 to October 31, 2025	$58.71	$759,472.56	$63,289.38
November 1, 2025 to October 31, 2026	$60.47	$782,256.74	$65,188.06
November 1, 2026 to Sublease Expiration Date	$62.29	$805,724.44	$67,143.70

As used herein, the “Amendment Commencement Date” shall mean the later of (i) the date this Amendment has been fully executed by both Sublessor and Sublessee and (ii) the date the Consent (as defined below) has been executed by Landlord and delivered to Sublessor and Sublessee. Base Rent for any partial month during the Term shall be prorated based on the number of days in the applicable calendar month. All such Base Rent shall be payable by Sublessee in accordance with the terms of the Sublease. Notwithstanding the foregoing and provided that Sublessee is not in default under the Sublease, the Base Rent for the Subleased Premises shall be abated for the first two (2) months following the Amendment Commencement Date and for the thirteenth (13th) and fourteenth (14th) months following the Amendment Commencement Date, which abatement amounts shall be calculated using Base Rent at $57.00 per rentable square foot. Upon the occurrence of a subsequent default by Sublessee, and subject to all applicable notice and cure periods under the Sublease, Sublessor may, at its option, and in addition to any other rights and remedies Sublessor may have in connection with such default by Sublessee, terminate this rent abatement provision, whereupon the Base Rent for the Subleased Premises provided for above will be due and payable for such period, to the extent already occurred, and thereafter in accordance with the terms of this Amendment.

3. Additional Rent for Subleased Premises. From and after the Amendment Commencement Date and for the remainder of the Term, Sublessee shall continue to pay Sublessor Additional Rent as set forth in the Sublease.

4. Termination of Option to Extend. Notwithstanding anything in the Sublease to the contrary, the provisions of Section 7 of the Original Sublease are hereby deemed null and void and of no further force or effect. Sublessee has no additional rights to extend the Term.

5. Security Deposit. Sublessor acknowledges that it is currently holding a Security Deposit with respect to the Sublease in the amount of $206,976.00. Sublessor and Sublessee acknowledge and agree that Sublessor shall continue to hold the Security Deposit in accordance with the terms and provisions of the Sublease.

6. Broker. The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Amendment other than Jones Lang LaSalle Brokerage Inc. on behalf of Sublessor and Jones Lang LaSalle Brokerage Inc. on behalf of Sublessee (collectively, “Broker”), and each party agrees to protect, defend, indemnify, hold and save the other party harmless from and against any and all claims or liabilities for any brokerage commissions or finder’s fees arising out of their acts in connection with this Amendment to anyone other than the Broker. The provisions of this Section shall survive the expiration or earlier termination of the Sublease. The commissions or fees payable to the Broker shall be paid by Sublessor according to the terms of a separately executed agreement.

7. Miscellaneous.

(a) This Amendment and Sublessor’s and Sublessee’s obligations hereunder are expressly conditioned upon the execution by Landlord of a written consent to this Amendment in form reasonably acceptable to Sublessor and Sublessee (the “Consent”). In the event a Consent is not fully executed and delivered within sixty (60) days after the date of this Amendment, Sublessor and Sublessee shall each have the right to cancel this Amendment by giving written notice of such cancellation to the other party at any time after such sixty (60) day period and prior to receipt of the fully executed Consent.

(b) This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(c) Except as herein modified or amended, the provisions, conditions and terms of the Original Sublease shall remain unchanged and in full force and effect.

(d) In the case of any inconsistency between the provisions of the Original Sublease and this Amendment, the provisions of this Amendment shall govern and control.

(e) Submission of this Amendment by Sublessor is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Sublessee. Sublessor shall not be bound by this Amendment until Sublessor has executed and delivered the same to Sublessee.

(f) Capitalized terms used in this Amendment shall have the same definitions as set forth in the Original Sublease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

(g) Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(h) This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterparts of this Amendment signed and transmitted by digital or electronic means shall bind the party so signing with the same effect as though the signatures were an original signature. All signing parties consent to the use of electronic signatures on this document and agree that (i) any electronic signatures appearing thereon are the same as handwritten signatures for the purposes of validity, enforceability and admissibility; and (ii) that any electronically signed copy of this document shall, for all purposes, be deemed to be “written” or “in writing,” to have been executed, and to constitute an original written record when printed, and shall be fully admissible in any legal proceeding. For purposes hereof, “electronic signature” shall have the meaning set forth in the Uniform Electronic Transactions Act, as the same may be amended from time to time.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Amendment as of the Amendment Effective Date.

SUBLESSOR:

TURO INC., a Delaware corporation

By:	/s/ Charles Fisher
Name:	Charles Fisher
Title:	CFO
10/31/2023

SUBLESSEE:

AUGMEDIX OPERATING CORP., a Delaware corporation

By:	/s/ Manny Krakaris
Name:	Manny Krakaris
Title:	CEO
10/30/2023

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